Exhibit 23.1

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A, Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement No. 333-266159 on Form S-3 and in Registration Statement No. 333-289293 on Form S-1 of N2OFF, Inc. of our report dated May 12, 2025, relating to the financial statements of MitoCareX Bio Ltd. as of and for the years ended December 31, 2024, and 2023 appearing in this Current Report on Form 8-K/A of N2OFF, Inc.

/s/ KOST FORER GABBAY & KASIERER
A member of EY Global

Tel Aviv, Israel
November 12, 2025